May 18, 2011

Gregory C. Davis
1012 Rochow
Houston, Texas 77019

Dear Greg:

We are pleased to offer you the position of Vice President of Operations with Sharps Compliance, Inc. (“Sharps” or the “Company”) reporting directly to me.

Your new compensation will include a base salary of $6,538.46 per pay period (twenty-six pay periods per year).  As an employee of Sharps, you will continue to be eligible to participate in the Company’s group benefit program which includes: group health, vision, dental, disability insurance and 401(k).

You will receive a grant of 35,000 options to purchase the Company’s common stock at an exercise price equal to the closing price of the stock on May 18, 2011. Stock option grants are subject to Board of Director approval and the terms of the Sharps Compliance Corp. 2010 Stock Plan (“Plan”). Additionally and under the Plan, the strike price of stock option grants will be equal to the price of the Company’s common stock (as traded on NASDAQ) at the end of the day on the grant date (versus initial employment date).

This offer does not constitute an employment contract or guarantee of employment for any specific period of time since the Company is an “at-will” employer.  At-will employment means that either you or the Company, with or without cause and with or without prior notice, may terminate the employment relationship at any time.  Additionally, your employment will be subject to the Company’s policies and procedures, a copy of which will be provided to you when you join the Company.

Sharps Compliance Inc.
 9220 Kirby Drive  Suite 500  Houston, TX 77054
Direct  713.660.3514    Fax 713.660.3574
Email dtusa@sharpsinc.com
Website   www.sharpsinc.com

The effective date of this new employment arrangement is May 18, 2011.

Should the above be acceptable to you, please sign your acceptance of this offer of employment in the designated space below and fax me at 713-660-3574.

Sincerely,

David P. Tusa
Chief Executive Officer & President

Accepted and Agreed:

_____________________________
Gregory C. Davis
May 18, 2011

Sharps Compliance Inc.
 9220 Kirby Drive  Suite 500  Houston, TX 77054
Direct  713.660.3514    Fax 713.660.3574
Email dtusa@sharpsinc.com
Website   www.sharpsinc.com